Exhibit 5.1

McKee Nelson LLP

5 Times Square, 35th Floor

New York, NY  10036

July 14, 2003

CHEC Funding, LLC

2728 N. Harwood Street

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to CHEC Funding, LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of Asset-Backed Notes (the "Notes") and Asset-Backed Certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement (File No. 333-105322) was initially filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on May 16, 2003.  As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement and indenture (each, an "Agreement") among two or more of the Company, Centex Home Equity Company, LLC, as a seller and servicer (the "Seller" or "Servicer," as applicable), Harwood Street Funding II, LLC, as a seller (the "Conduit Seller"), the issuer of a Series of Securities and one or more independent trustees (each, a "Trustee") to be identified in the prospectus supplement for such Series of Securities.

As such counsel, we have examined copies of the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Company, the Registration Statement, the base Prospectus and forms of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the Limited Liability Company Act of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

1.

When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary action of the Company in accordance with the provisions of the related indenture, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such indenture. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

2.

When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.

3.

For federal income tax purposes, assuming (i) the appropriate election is made, and (ii) compliance with all of the provisions of the Agreements, the REMIC formed pursuant to an Agreement will constitute a REMIC, the Offered Certificates will be considered "regular interests" in the REMIC, and the Class R Certificates will be considered the sole class of "residual interests" in the REMIC. This opinion confirms and adopts the opinion set forth in the prospectus and prospectus supplement, which form a part of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Federal Income Tax Consequences" and "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP